UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARTNA	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 30, 2019, the Board of Directors of Artesian Resources Corporation (the “Company”) announced that Nicholle R. Taylor was named Chief Operating Officer of the Company’s wholly owned subsidiary, Artesian Water Company, Inc. effective August 1, 2019.  Ms. Taylor has been with the Company for over 28 years and has served as Vice President of the Company and its subsidiaries since 2004 and Senior Vice President since 2012.  In 2007, Ms. Taylor was appointed to the Company’s Board of Directors where she serves on the Strategic Planning, Budget and Finance Committee. Ms. Taylor has held various managerial positions in the organization providing her a broad range of experience.  She currently oversees Artesian’s Investor Relations and Engineering Departments.  Ms. Taylor also serves on the Board of Directors of the National Association of Water Companies and the Board of Directors of the Committee of 100, a business organization that promotes responsible economic development in the State of Delaware.  She was recently appointed to the Board of Directors of the Delaware Nature Society.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: August 2, 2019	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer